EXHIBIT 10.65

RESTRICTED STOCK UNIT AGREEMENT

Ashland Inc.

2021 Omnibus Incentive Compensation Plan

Participant:	#ParticipantName#
Restricted Stock Units (“Units”) Granted:	#QuantityGranted#
Grant Date:	#GrantDate#
Vesting Date:	#CliffVest#
Signature Required By:	#Acceptance Deadline#

1.
Grant. Ashland Inc. (“Ashland”) hereby grants to the above-named individual (the “Participant”) #QuantityGranted# Units (the “Award”) pursuant to and subject to the terms of the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Stock-Settled Unit Agreement (“Agreement”) in order to provide the Participant with an additional incentive to continue his or her service to and in the best interests of Ashland and its Affiliates. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan.
2.
Units. Each Unit represents a contingent right of the Participant to receive one (1) Share on the vesting date set forth above (such date, the “Vesting Date”). The number of Units granted hereunder has been determined by dividing the total dollar value intended to be delivered to the Participant under this Award by the Fair Market Value of one (1) Share of Ashland on the Grant Date, rounded down to the nearest whole number.
3.
Vesting. The Units shall vest as of the Vesting Date, and further subject to the Participant’s continuous service as an officer, employee or consultant of Ashland or any of its Affiliates (“Continuous Service”) through such Vesting Date, except as otherwise provided in this Agreement.
4.
Forfeiture. Except as otherwise provided in this Agreement or as otherwise determined by the Committee (but subject to Section 6(i) of the Plan), if Participant’s Continuous Service ends for any reason prior to the Vesting Date, all Units granted hereunder shall be forfeited. Notwithstanding the foregoing (but subject to Section 6(i) of the Plan), the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.
5.
Retirement. If the Participant’s Continuous Service ends due to Retirement after the fiscal year that includes the Grant Date set forth above, then all unvested Units under this Agreement shall be immediately accelerated and vest in full as of the date of such Retirement. If the Participant’s Retirement occurs before the end of the fiscal year that includes the Grant Date set forth above, all unvested Units granted hereunder shall be forfeited. For purposes of this Agreement, “Retirement”

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shall mean a termination of Participant’s employment for any reason other than death, Disability, or Cause (as defined below), that is a ”separation from service” within the meaning of Section 409A of the Code, after attaining age 55 and having at least ten (10) years of credited service, or after attaining age 60 and having at least five (5) years of credited service.
6.
Death or Disability. If the Participant’s Continuous Service ends due to death or Disability, all Units under this Award will be immediately accelerated and will vest into Shares, assuming such Units had been earned at 100% achievement (i.e., “target” achievement) against the Performance Goals, as of the date of such termination due to death or Disability within thirty (30) days of the Vesting Date.
7.
Termination without Cause. If the Participant is otherwise terminated by Ashland or any of its Affiliates for any reason other than death, Disability, or Cause prior to the earlier of the Vesting Date or Retirement, then the Participant shall continue to be permitted to vest, in accordance with the terms of this Agreement, provided that the number of earned Units scheduled to vest, if any, shall be pro-rated (with such proration being based on the number of days from the Grant Date through the date of such termination divided by the total number of days between the Grant Date and the Vesting Date applicable to such tranche). The pro-rated number of earned Units, if any, shall be delivered to and in the name of Participant in the form of the corresponding number of Shares within thirty (30) days of the Vesting Date. For purposes of this Agreement only, the term “Cause” shall mean (i) if the Participant has an employment agreement with the Company in which the term “Cause” is defined, the meaning which is provided for such term in such agreement, or (ii) otherwise, (x) the willful and continued failure of the Participant to substantially perform his or her duties with the Company (other than such failure resulting from the such individual’s incapacity due to physical or mental illness, death, or disability), (y) any act by the Participant that would constitute a felony under the laws of the United States (or an act that would be treated substantially similarly to a felony under the laws of a jurisdiction other than the United States), or (z) any act or omission by such individual which reasonably constitutes dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness during the course of his or her duties, including, but not limited to the willful violation of the Company’s by-laws, Global Code of Conduct, or other policies and procedures of the Company’s governing the Participant’s conduct.
8.
Time of Payment and Taxation. The Shares underlying any tranche of Units that vests in accordance with this Agreement will be paid/delivered to and in the name of the Participant within thirty (30) days following the Vesting Date for the Award of Units, subject to tax deductions and withholding as set forth in Section 9(d) of the Plan.
9.
No Stockholder Rights. Unless and until such time as Shares are delivered in settlement of vested Units, Participant shall have no ownership of the Shares associated with any Units granted under this Award or to cast any vote with respect to such Shares.
10.
Dividend Equivalents. While this Award is outstanding, on each date that cash dividends are paid by Ashland to holders of Shares, Ashland will increase the number of Units granted hereunder by (1) the product of the number of Units then held by the Participant as of the date of record for such dividend (inclusive of Units that have been added to the original number of Units pursuant to this

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Section 10) multiplied by the per Share cash dividend amount, divided by (2) the Fair Market Value of the Shares on the date of record for such dividend. Such additional Units issued in respect of cash dividends on the Shares will be subject to all the terms and conditions of this Award, this Agreement and the Plan and to the same vesting conditions and restrictions as the Units to which such additional Units relate.
11.
Fractional Units. Notwithstanding any other provision of this Agreement or the Plan to the contrary, in the event the Participant is credited with any fractional Units as a result of the grant of any dividend equivalents under Section 10 of this Agreement prior to the Vesting Date, such fractional Units shall be rounded up to the nearest whole Unit and shall otherwise vest in accordance with the terms of this Agreement.
12.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to the Vesting Date.
13.
Compensation Recovery. Notwithstanding anything in the Plan, this Agreement or any other agreement or declaration, Ashland will be entitled, to the extent permitted or required by applicable law, rule or regulation, Ashland policy and/or the requirements of an exchange on which Ashland securities are listed for trading, in each case, as in effect from time to time, to cancel this Award and/or to require the reimbursement or return of, recoup or otherwise recover equity or other compensation of whatever kind paid or delivered by Ashland or any of its Affiliates at any time to Participant under the Plan, as well as any profits or gains realized thereon. The provisions in this paragraph apply whether any such law, rule, regulation, Ashland policy and/or exchange listing requirement is in existence or applies as of the Grant Date or Vesting Date or is later adopted, modified or becomes applicable. By accepting this Award, Participant agrees to the provisions of this paragraph, agrees to comply with any Ashland request or demand for such recoupment, other recovery or cancellation/forfeiture, and agrees to be bound by any such applicable compensation recovery law, rule, regulation, exchange listing requirement and/or policy adopted in the discretion of Ashland (including, without limitation, policies to comply with applicable laws, rules, regulations and/or exchange listing requirements and any other policies). The provisions in this paragraph are not exclusive and are in addition to every other right or remedy at law or in equity that may be available to Ashland, including under the Plan and any other plan or agreements with Participant.
14.
Non-transferability. The Participant may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate the Units or any rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her. The terms of this Agreement and Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
15.
No Right to Employment. Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or any of its Affiliates.
16.
Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its Affiliates and any

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third-party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its Affiliates and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
17.
Electronic Delivery and Participation. Ashland and any Affiliate may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Ashland, any Affiliate or a third party designated by Ashland.
18.
Code Section 409A. To the extent applicable, for purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding anything provided herein to the contrary, to the extent of any payments provided under this Agreement in connection with the Participant’s termination of employment with Ashland and its Affiliates constitute “nonqualified deferred compensation” within the meaning of Section 409A, and the Participant is a “specified employee” within the meaning of Section 409A upon such termination of employment, then such payment shall not be made until the earlier of (i) the expiration of the six month period measured from the Participant’s employment termination date, or (ii) the date of the Participant’s death following such employment termination date. The Participant acknowledges that, regardless of any action taken by Ashland and its Affiliates, the liability for all taxes related to the Award and this Agreement are the sole responsibility of the Participant, and nether Ashland nor its Affiliates are liable to the Participant for any taxes, penalties and interest incurred by the Participant relating to the Award and this Agreement.
19.
Restrictive Covenants. In consideration of this Award, and to the extent permitted by applicable law, the Participant agrees that during the Participant’s employment and the twelve (12) month period following the Participant’s termination of employment with Ashland or its Affiliates for any reason (the “Covenant Period”), without the written consent of Ashland, the Participant will not:
(a)
engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or
(b)
perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:
(i)
solicit or encourage any existing or former employee, director, contractor, consultant, customer, or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason;

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(ii)
hire (directly or through another person), any person (whether or not solicited) who was an employee of the Company or any of its Affiliates at any time within the one year period immediately preceding the Participant’s termination from employment; or
(iii)
disclose proprietary or confidential information of Ashland or any of its Affiliates to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its Affiliates;

provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the Securities and Exchange Commission (the “SEC”); (2) providing proprietary or confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment with Ashland or any of its Affiliates or within the Covenant Period for any reason Ashland may: (x) cancel this Award, (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the Code and such elimination or reduction would trigger a tax or penalty under Section 409A of the Code, to or on behalf of the Participant in an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay Ashland an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award at any time following the third anniversary of the vesting of the Award (or the applicable portion thereof). To the extent a longer Covenant Period

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is specified in another agreement between the Participant and Ashland or its Affiliates, the provisions of this section 13 shall be extended to apply to such longer period.

20.
Acceptance. This Award of Units is subject to and expressly conditioned upon the Participant’s online acceptance of the terms and conditions of the Plan, this Agreement, and the Award through the Fidelity website. The right to the Units shall expire if not accepted by #AcceptanceDeadline#.

By accepting the terms and conditions of this Agreement, the Participant acknowledges has access to or the ability to request a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement from Ashland’s intranet or your Fidelity account, the SEC’s EDGAR filing website, or by contacting Ashland’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. The Participant hereby accepts this Award on the terms and conditions set forth herein and, in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Inc. has caused this instrument to be executed and delivered effective as of the Grant Date set forth above.

Ashland Inc.

Eileen Drury

Senior Vice President and

Chief Human Resources Officer

By: #Signature#

Name: #ParticipantName#

Date: #AcceptanceDate#

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